UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

101 East State Street
Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

Term Loan Facility

On July 29, 2016, Genesis Healthcare, Inc. (the “Company”) and certain of its subsidiaries, including FC-GEN Operations Investment, LLC (the “Borrower”), entered into a four-year Term Loan Agreement (the “New Term Loan Agreement”) with HCRI Tucson Properties, Inc. (an affiliate of Welltower Inc. (“Welltower”)) funding 60% and OHI Mezz Lender, LLC  (an affiliate of Omega Healthcare Investors, Inc. (“Omega”) funding 40%,  and Welltower  as the administrative agent and collateral agent.  The New Term Loan Agreement provides for term loans (the “New Term Loans”) in the aggregate principal amount of $120.0 million, with initial scheduled amortization of 2.5% of the initial principal balance per year, and matures on July 29, 2020.  Borrowings under the New Term Loan Agreement bear interest at a rate equal to the LIBOR rate (subject to a  LIBOR floor of 1.00%) or an ABR rate (subject to a floor of 2.0%), plus in each case a specified applicable margin.   The initial applicable margin for LIBOR rate loans is 13.0% per annum and the initial applicable margin for ABR rate loans is 12.0% per annum.  At the Company’s election, with respect to either LIBOR or ABR rate loans, up to 2.0% of the interest may be paid either in cash or paid-in-kind.    The net proceeds of the New Term Loan, along with cash on hand, were used to repay all outstanding term loans and other obligations of the Company and its subsidiaries under the Prior Term Loan (as defined below).

The New Term Loan Agreement is secured by a first priority lien on the equity interests of the subsidiaries of the Company and the Borrower as well as certain other assets of the Company, the Borrower and their subsidiaries, subject to certain exceptions.  The New Term Loan Agreement is also secured by a junior lien on the assets that secure  the ABL Credit Agreement (as defined below) on a first priority basis.  The New Term Loan Agreement contains no prepayment penalty.

Welltower and Omega, or their respective affiliates, are each currently landlords under certain master lease agreements to which the Company and/or its affiliates are tenants. In addition, Welltower currently provides funding, pursuant to two bridge loans, to certain affiliates of the Company.

ABL Revolving Credit Facility Amendment

On July 29, 2016, the Company and certain of its subsidiaries also entered into an amendment (the “ABL Amendment”) in respect of that certain Third Amended and Restated Credit Agreement dated as of February 2, 2015 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of April 28, 2016 and that certain Amendment No. 2 to Credit Agreement, dated as of May 19, 2016, the "ABL Credit Agreement"), entered into by and among the Company and the entities listed on Annex I thereto (collectively, the "ABL Borrowers"), the guarantors from time to time party thereto, lenders, L/C issuers and Healthcare Financial Solutions, LLC, as administrative agent. Among other things, the ABL Amendment (i) modifies financial covenants to provide additional flexibility to the Company and its subsidiaries; (ii) permits the Company and its subsidiaries to enter into certain other transactions; and (iii) increases the interest rate margin applicable to the revolving loans under the ABL Credit Agreement (the “New Applicable Margin”). The New Applicable Margin for LIBOR loans increased (i) for Tranche A-1 loans, from a range of 2.75% to 3.25% to a range of 3.00% to 3.50%, (ii) for Tranche A-2 loans, from a range of 2.50% to 3.00% to a range of 3.00% to 3.50% and (iii) for FILO Tranche, from 5.00% to 6.00%.  The New Applicable Margin for Base Rate (calculated as the highest of the (i) prime rate, (ii) the federal funds rate plus 3.00%, or (iii) LIBOR plus the excess of the applicable margin between LIBOR loans and base rate loans) loans increased (i) for Tranche A-1 loans, from a range of 1.75% to 2.25% to a range of 2.00% to 2.50%, (ii) for Tranche A-2 loans, from a range of 1.50% to 2.00% to a range of 2.00% to 2.50% and (iii) for FILO Tranche, from 4.00% to 5.00%.

Item 1.02      Termination of a Material Definitive Agreement.

On July 29, 2016, the Company paid in full the $156.5 million obligation, including a 2% prepayment penalty, under the Term Loan Agreement dated as of December 3, 2012, by and among the Company, the Borrower, Genesis HealthCare LLC, Sun Healthcare Group, Inc., and certain of their other subsidiaries, certain banks and other financial institutions or entities, and Barclays Bank PLC, as administrative agent and collateral agent thereto (the “Prior Term Loan”).  The Prior Term Loan and all guarantees and liens related thereto were terminated upon such payments.

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Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the New Term Loan is incorporated herein by reference.

Item 8.01      Other Events.

Agreement in Principle on Financial Terms of a Settlement with DOJ

In July, 2016, the Company and the U.S. Department of Justice (the “DOJ”) reached an agreement in principle on the financial terms of a settlement regarding the Creekside Hospice Litigation, the Therapy Matters Investigation, the Staffing Matters Investigation and the SunDance Part B Therapy Matter, each as defined in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (collectively, the “Successor Matters”). The Company has agreed to the settlement in principle in order to resolve the allegations underlying the Successor Matters and to avoid the uncertainty and expense of litigation.

Based on the agreement in principle and in anticipation of the execution of final agreements and payment of a settlement amount of $52.7 million (the “Settlement Amount”) the Company will record an additional loss contingency expense in the amount of $13.6 million in the second quarter of 2016, to increase its previously estimated and recorded liability.  The Company expects to remit the Settlement Amount to the government over a period of five (5) years, once the agreement has been fully documented.

The agreement in principle is subject to negotiation, completion and execution of appropriate implementing agreements, including a settlement agreement or agreements, which are expected to be finalized in the second half of 2016, and the final approval of the respective parties.  There can be no assurance that the Company will enter into a final settlement agreement with the DOJ.  At this time, management believes that the ultimate outcome of the Successor Matters should not have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flows.

Amendment of Financial Covenants in Leases and Debt Agreements

Certain of the Company’s leases and debt agreements contain financial covenants.  As previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Company anticipated it was likely to breach certain financial covenants in future periods.    The Company has entered into amendments to its master leases with Welltower, Sabra Health Care REIT, Inc. and Omega and its bridge loan agreements with Welltower, to reset the financial covenants under such agreements effective June 30, 2016 to levels with approximately a 20% to 25% cushion to current and projected EBITDA.

Prospectus Supplement

On July 29, 2016, Genesis Healthcare, Inc. (the “Company”) filed a Prospectus Supplement with the Securities and Exchange Commission to allow for the resale to the public from time to time of shares of the Company’s Class A Common Stock by certain stockholders who hold registration rights.  Pursuant to a Registration Rights Agreement between the Company and the selling stockholders, the Company was required to file the Prospectus Supplement to allow for such sales.  The Company is not offering any of its shares for sale to the public at this time and will not receive any of the proceeds from the sale of shares by the selling stockholders.

Voting Agreement

On July 29, 2016, the holders of a majority of the voting power of the Company’s common stock (the “Voting Group”) entered into a Second Amended and Restated Voting Agreement (the “Voting Agreement”) pursuant to which they agreed to enter into a “lock-up.”  Pursuant to the lock-up, the Voting Group agreed that, except for transfers to permitted transferees, its members shall not, prior to July 31, 2017, (i) offer, pledge (other than to a financial institution, insurance company or bank in exchange for borrowed money or other extensions of credit), sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Company common stock, or (ii) enter into any swap or other

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arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company securities, in cash or otherwise (each such transaction a “Transfer”), provided, however, that members of the Voting Group may make Transfers to one or more third parties subject to certain limitations in the number of shares that can be Transferred, including that  such Transfer may not result in the aggregate percentage of ownership of the Voting Group being less than or equal to fifty-three percent.

On August 1, 2016, the Company issued a press release (the “Press Release”) announcing the New Term Loan Agreement, the ABL Amendment, the agreement in principle reached with the DOJ and the Voting Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description
99.1	Press Release dated August 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	GENESIS HEALTHCARE, INC.

/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 1, 2016